VERTICAL COMPUTER SYSTEMS, INC.
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
EXHIBIT 99.3.C
YEAR ENDED DECEMBER 31, 1999


                                                                      VERTICAL                  PRO FORMA
                                                                      COMPUTER    PRO FORMA    STATEMENT OF
                                                                      SYSTEMS     ADJUSTMENT    OPERATIONS
Sales and revenues                                                   $ 495,264                    $ 495,264
Cost of sales                                                           43,988                       43,988
                                                                    ---------------------------------------
Gross profit                                                           451,276              --      451,276
Selling, general and administrative expense                            501,332                      501,332
                                                                    ---------------------------------------
Loss from operations                                                   (50,056)             --      (50,056)
Dividend applicable to preferred stock                                  10,590                       10,590
                                                                    =======================================
Net loss available to common shareholders                            $ (60,646)   $         --    $ (60,646)
                                                                    =======================================
                                                                                                         --
Basic loss per common share                                          $ (0.0001)                   $ (0.0001)
                                                                    ===========                  ==========

Basic weighted average shares outstanding, in millions                   794.9             2.0        796.9
                                                                    ===========                  ==========

Diluted loss per common share                                        $ (0.0001)                   $ (0.0001)
                                                                    ===========                  ==========

Diluted weighted average number of shares outstanding, in millions       794.9             2.0       796.9
                                                                    ===========                  ==========


The adjustment records the effect of the acquisition and merger which resulted in an increase in the weighted average shares outstanding. Scientific Fuel Technologies, Inc. had no operations during the period.